Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-8 of TeraWulf Inc. of our report dated March 19, 2024, relating to the consolidated financial statements of TeraWulf Inc. as it appears in our report, appearing in the 2023 Annual Report to the Shareholders and incorporated by reference in the Annual Report on Form 10-K of TeraWulf, Inc. for the year ended December 31, 2023.
/s/ RSM US LLP
Minneapolis, Minnesota
January 29, 2025